Exhibit 10.6

SITIO ROYALTIES, CORP.
AMENDED & RESTATED SEVERANCE PLAN

PARTICIPATION AGREEMENT

[DATE]

[NAME OF ELIGIBLE INDIVIDUAL]

Dear [FIRST NAME OF ELIGIBLE INDIVIDUAL]:

We are pleased to inform you that you have been designated as eligible to participate in the Sitio Royalties, Corp. Amended & Restated Severance Plan (as it may be amended or restated from time to time, the “Plan”).

If you execute and return: (i) this Participation Agreement as described herein, and (ii) the Notice of Restrictive Covenants, Including Covenant Not to Compete (the “Non-Compete Notice”) that has been provided to you under separate cover such that both this Participation Agreement and the Non-Compete Notice have been received by [CONTACT] no later than [DATE], then you will become an Eligible Individual under the Plan, and the Plan will be effective as to you, effective as of [INSERT DATE], which is the date that is 14 days after the Non-Compete Notice was first provided to you.

Your participation in the Plan is subject to the terms and conditions of the Plan and your execution and delivery of this agreement, which constitutes a Participation Agreement (as defined in the Plan). A copy of the Plan is attached hereto as Annex A and is incorporated herein and deemed to be part of this Participation Agreement for all purposes. Capitalized terms not defined in this Participation Agreement have the meaning given to them in the Plan.

In signing below, you expressly agree to be bound by, and promise to abide by, the terms of Section 9 of the Plan, which creates certain restrictions with respect to confidentiality, non-competition, and non-solicitation. You acknowledge and agree that the covenants within Section 9 of the Plan are reasonable in all respects.

You further acknowledge and agree that (i) you have fully read and understand this Participation Agreement and the Plan, (ii) you voluntarily enter into this Participation Agreement and participate in the Plan, (iii) the Company has not provided any tax or legal advice regarding your participation in the Plan, and (iv) you have had a sufficient opportunity to consult with your personal tax, financial planning advisor and attorney about the tax, financial and legal consequences of your participation in the Plan before signing this Participation Agreement.

This Participation Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Please execute this Participation Agreement in the space provided below and send a fully executed copy to [CONTACT] no later than [DATE].

[Signature Page Follows]

Sincerely,

SITIO ROYALTIES CORP.

By:

Name: Title:

AGREED AND ACCEPTED

this ____ day of __________, 202__ by:

[NAME OF ELIGIBLE INDIVIDUAL]

Signature Page to

Sitio Royalties Corp. Amended & Restated Severance Plan

Participation Agreement

ANNEX A

AMENDED & RESTATED SEVERANCE PLAN AND SUMMARY PLAN DESCRIPTION

[See attached.]